UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
June 1, 2026

USA TODAY CO., INC.
(Exact name of registrant as specified in its charter)

Delaware			001-36097	38-3910250
(State or Other Jurisdiction of Incorporation or Organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

175 Sully's Trail, Suite 203,	Pittsford,	New York		14534-4560
(Address of principal executive offices)				(Zip Code)

(585)	598-0050		Not Applicable
(Registrant's telephone number, including area code)			(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	TDAY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders (the "Annual Meeting") of USA TODAY Co., Inc. (the "Company"), held on June 1, 2026, the stockholders of the Company voted on the matters described below. As of April 7, 2026, the record date for the Annual Meeting, holders of 146,702,111 shares of common stock of the Company were entitled to vote.

Proposal 1. The Company's stockholders elected the following eight director nominees to serve until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified. The results of the vote are summarized in the table below.

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes*
Maha Al-Emam	106,127,368	919,644	18,871,953
Theodore P. Janulis	105,399,575	1,647,437	18,871,953
John Jeffry Louis III	105,111,250	1,935,762	18,871,953
Michael E. Reed	105,467,991	1,579,021	18,871,953
Amy Reinhard	105,633,738	1,413,274	18,871,953
Debra A. Sandler	105,454,418	1,592,594	18,871,953
Kevin M. Sheehan	105,400,716	1,646,296	18,871,953
Barbara W. Wall	105,194,946	1,852,066	18,871,953

Proposal 2. The Company's stockholders ratified the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions
125,807,625	86,138	25,202

Proposal 3. The Company's stockholders approved, on an advisory basis, the Company's executive compensation. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
105,249,093	1,728,651	69,268	18,871,953

Proposal 4. The Company's stockholders did not approve an amendment to the Company's Amended and Restated Bylaws (the "Bylaws") to implement majority voting in uncontested director elections. Approval of this proposal would have required the affirmative vote of at least 80% of the voting power of the Company's issued and outstanding shares. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
106,928,312	81,666	37,034	18,871,953

Proposal 5a. The Company's stockholders did not approve an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended (the "Charter") to eliminate the supermajority voting requirement applicable to the amendment of certain provisions of the Charter. Approval of this proposal would have required the affirmative vote of at least 80% of the voting power of the Company's issued and outstanding shares. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
106,901,932	107,486	37,594	18,871,953

Proposal 5b. The Company's stockholders did not approve amendments to the Charter and Bylaws to eliminate the supermajority voting requirements applicable to the amendment of the Bylaws. Approval of this proposal would have required the affirmative vote of at least 80% of the voting power of the Company's issued and outstanding shares. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
106,904,406	103,573	39,033	18,871,953

Proposal 5c. The Company's stockholders did not approve amendments to the Charter and Bylaws to eliminate the supermajority voting requirements applicable to remove directors and to appoint directors in the event that the entire Board of Directors is removed. Approval of this proposal would have required the affirmative vote of at least 80% of the voting power of the Company's issued and outstanding shares. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
106,901,142	104,664	41,206	18,871,953

* Broker non-votes are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it has not received voting instructions from the beneficial owner and therefore is precluded by the rules of the New York Stock Exchange ("NYSE") from voting on a particular matter. Under NYSE rules, when a broker holding shares in "street name" does not receive voting instructions from a beneficial owner, the broker has discretionary authority to vote on certain routine matters but is prohibited from voting on non-routine matters. Brokers who did not receive instructions were entitled to vote on the ratification of the appointment of the independent registered public accounting firm but not entitled to vote on any other proposals at the Annual Meeting.

Use of Website to Distribute Material Company Information

The Company's website is www.usatodayco.com. Information contained on the Company's website is not part of this Current Report on Form 8-K. The Company uses its website as a distribution channel for material company information. Financial and other important information regarding the Company is routinely posted on and accessible on the Investor Relations and News and Events subpages of the Company's website, which are accessible by clicking on the tab labeled "Investor Relations" and "News and Events", respectively, on the website home page. Therefore, investors should look to the Investor Relations, and News and Events subpages of the Company's website for important and time-critical information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TODAY Co., Inc.

Date: June 1, 2026	By:	/s/ Trisha M. Gosser
Trisha M. Gosser
Chief Financial Officer (principal financial officer)